Contact: John R. Lund, CFO Cysive, Inc. 703.259.2300

FOR IMMEDIATE RELEASE

Cysive Reports Third Quarter Results

Reston, Va. – October 30, 2001 – Cysive, Inc. (Nasdaq: CYSV), a multi-channel software solutions provider, today announced results for the third quarter ended September 30, 2001.

For the three months ended September 30, 2001, revenue totaled $2.6 million, compared to revenue of $13.4 million in the same period a year ago and $5.1 million for the three months ended June 30, 2001. Pro forma net loss for the three months ended September 30, 2001 was ($4.2) million, or ($0.14) per share. This is compared to a pro forma net loss of ($455,000) or ($0.02) per diluted share for the same period a year ago, and a pro forma net loss of ($2.3) million, or ($0.08) per share, for the three months ended June 30, 2001.1

“These results clearly reflect the effect of the continued difficult economic environment,” said Nelson A. Carbonell, Jr., president and chief executive officer of Cysive. “Cysive’s strategy through this period of reduced technology spending has been to transition Cysive to a software product business model by leveraging our assets — our deep software engineering expertise and our financial strength, including over $156 million in cash, cash equivalents and long-term liquid investments. I am now pleased to report the successful completion of our beta program and our recent product launch. Cysive now offers its customers Cysive Cymbio™, a multi-channel enterprise software platform that extends applications and data to today’s communications channels such as Web, wireless, voice-activated systems and Web services, and to tomorrow’s channels as well.”

For the nine months ended September 30, 2001, Cysive’s revenue of $13.2 million decreased from $40.9 million for the nine months ended September 30, 2000. Pro forma net loss for the nine months ended September 30, 2001 was ($12.9) million, or ($0.44) per diluted share. This is compared to a pro forma net income for the nine months ended September 30, 2000 of $3.6 million, or $0.09 per diluted share. 1

[1] Pro forma net loss for the three and nine months ended September 30, 2001 and for the three months ended June 30, 2001 excludes the non-cash stock compensation charge. Pro forma net income for the three and nine months ended September 30, 2000 excludes the non-cash stock compensation charge and the income tax expense related to the stock charge.

Cysive will hold a conference call to discuss this announcement at 9 a.m. Eastern Time today. To participate in the conference call, please dial 800-583-1159 approximately five minutes prior to the call, and provide company name “Cysive”, and leader’s name “Nelson Carbonell.” A replay of the call will be available beginning at 12:00 p.m. Eastern Time today, and ending November 6, at 11:59 p.m. To access the replay, please dial 800-642-1687, conference ID 2065425. The call will also be available via webcast at www.cysive.com.

About Cysive™
Cysive, Inc. is a leading provider of multi-channel enterprise solutions that help customers reduce costs and realize greater productivity, operational efficiency and customer service. Through Cysive Cymbio™, Cysive delivers a flexible, integrated solution for strategically deploying Web, wireless, voice-activated systems and Web services across an enterprise. Since 1993 Cysive has built mission-critical business systems for Global 2000 firms, including Cisco Systems, AT&T, Chase, Equifax, First Union and DaimlerChrysler, among many others. Cysive is headquartered in Reston, Va. with additional offices in Atlanta, Chicago, Dallas, Denver, Irvine and Mountain View, Calif., and New York. Cysive can be found on the Internet at www.cysive.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Cysive’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s quarterly report on Form 10-Q filed with the Commission on August 10, 2001, and its other filings under the 1934 Act as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Cysive is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable securities laws.

- Tables to Follow -

Cysive, Inc.
Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,

	2000	2001	2000	2001

Revenues	$13,418	$2,571	$40,922	$13,246
Gross profit (loss)	7,039	(544)	24,944	914
Operating expenses:
General and administrative	7,844	2,786	16,951	10,196
Research and development	—	1,210	—	2,876
Sales and marketing	2,742	2,318	8,601	6,265
Restructuring expense	—	(850)	—	839
Stock compensation	1,825	1,120	3,727	2,231

Total operating expenses	12,411	6,584	29,279	22,407

Pro forma operating loss (1) (2) (3) (4)	(3,547)	(6,008)	(608)	(19,262)
Operating loss	(5,372)	(7,128)	(4,335)	(21,493)
Investment income, net	2,369	1,902	5,067	6,429

Income (loss) before taxes	(3,003)	(5,226)	732	(15,064)
Income tax expense (benefit)	(1,078)	55	449	55
Pro forma net income (loss) (5) (6) (7) (8)	($455)	($4,161)	$3,624	($12,888)

Net income (loss)	($1,925)	($5,281)	$283	($15,119)

Pro forma basic earnings (loss) per share (5) (6) (7) (8)	($0.02)	($0.14)	$0.14	($0.44)
Basic earnings (loss) per share	($0.07)	($0.18)	$0.01	($0.51)
Weighted average shares outstanding	26,992,083	29,705,617	25,795,873	29,570,792
Pro forma diluted earnings (loss) per share (5) (6) (7) (8)	($0.02)	($0.14)	$0.09	($0.44)
Diluted earnings (loss) per share	($0.07)	($0.18)	$0.01	($0.51)
Weighted average shares outstanding and common stock equivalents	26,992,083	29,705,617	39,087,297	29,570,792

(1)	For the three months ended September 30, 2000, pro forma operating loss excludes the non-cash stock compensation charge of $1.8 million.
(2)	For the three months ended September 30, 2001, pro forma operating loss excludes the non-cash stock compensation charge of $1.1 million.
(3)	For the nine months ended September 30, 2000, pro forma operating loss excludes a non-cash stock compensation charge of $3.7 million.
(4)	For the nine months ended September 30, 2001, pro forma operating loss excludes a non-cash stock compensation charge of $2.2 million.
(5)	For the three months ended September 30, 2000, pro forma net loss excludes the non-cash stock compensation charge of $1.5 million (net of tax expense related to stock charge).
(6)	For the three months ended September 30, 2001, pro forma net loss excludes the non-cash stock compensation charge of $1.1 million.
(7)	For the nine months ended September 30, 2000, pro forma net income excludes a non-cash stock compensation charge of $3.3 million (net of tax expense related to stock charge).
(8)	For the nine months ended September 30, 2001, pro forma net loss excludes a non-cash stock compensation charge of $2.2 million.

Cysive, Inc.
Balance Sheets
(In thousands)

	December 31,	September 30,
	2000	2001

		(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$20,674	$2,253
Investments	94,568	118,500
Accounts receivable, net	6,623	1,428
Prepaid expenses and other assets	3,162	3,372
Deferred income taxes	811	756

Total current assets	125,838	126,309

Furniture, fixtures and equipment, net	6,154	6,109
Investments	53,970	35,712
Other assets	118	148

Total assets	$186,080	$168,278

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,114	$337
Accrued liabilities	7,050	3,569
Accrued restructuring	4,071	1,526

Total current liabilities	12,235	5,432
Commitments and contingencies	—	—

Stockholders’ equity	—	—
Preferred stock	—	—
Common stock	288	298
Treasury stock	—	(4)
Additional paid-in capital	208,871	206,289
Deferred stock compensation	(12,743)	(7,006)
Unrealized gain on investments	501	1,496
Accumulated deficit	(23,072)	(38,227)

Total stockholders’ equity	173,845	162,846

Total liabilities and stockholders’ equity	$186,080	$168,278